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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 7, 2012
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 267-7000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As reported in the Annual Reports of PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) for the year ended December 31, 2011, the Nuclear Regulatory Commission (“NRC”) operating license for the Utility’s Diablo Canyon Unit 1 expires in November 2024 and the operating license for Diablo Canyon Unit 2 expires in August 2025.  The Utility is currently planning to conduct updated seismological mapping near the Diablo Canyon plant.  The Utility estimates that this mapping effort and the resulting seismological analysis will not be completed until 2013 or 2014, at which time it can proceed with the license renewal process.

In June 2012, the U.S. Court of Appeals for the District of Columbia Circuit vacated the NRC’s updated “Waste Confidence Decision,” finding that it violated the National Environmental Policy Act, which requires that either an environmental assessment or environmental impact statement be prepared.  The court remanded that rulemaking to the NRC for further consideration.  The Waste Confidence Decision is a determination by the NRC that spent nuclear fuel can be safely managed until a permanent off-site repository is established.  By order dated August 7, 2012, the NRC stated that, while licensing reviews and proceedings should continue to move forward, it will not issue final licensing decisions until it has appropriately addressed the court’s decision.

While the Utility does not currently expect the NRC’s action to lengthen the processing time of its license renewal application, the Utility is unable to predict the ultimate impact on the processing of its application.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	LINDA Y.H. CHENG
Linda Y. H. Cheng Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

By:	LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary

Dated:           August 9, 2012